Exhibit 10.34

This is an English Translation

No. DF0000110008

Bank of Hankou

Guaranty Contract

Guarantor: Legend Holdings Limited

Creditor: Bank of Hankou Ltd.Co., Operation Department

Important Notice

The Guarantor is advised to read carefully the entire context of this Contract, especially those provisions of which the headlines are marked with ☒☒ in the Table of Contents. Such provisions will cause or may cause the release or limitation of liabilities. Please do not hesitate to contact the Creditor for explanation to any questions or objections that arise.

Table of Content

Article 1 Guaranty☒☒

Article 2 Amendment of Master Contract and Assignment of Obligatory Right and Transfer of Obligations ☒☒

Article 3 Severability of Guaranty☒☒

Article 4 Realization and Elimination of Security Interest☒☒

Article 5 Representations and Warranties of Party A☒☒

Article 6 Rights and Obligations of Party A☒☒

Article 7 Rights and Obligations of Party B☒☒

Article 8 Liability for Breach of Contract☒☒

Article 9 Modification and Rescission of the Contract☒☒

Article 10 Costs☒☒

Article 11 Notarization☒☒

Article 12 Announcement for Collection

Article 13 Evidential Effect of Party B’s Records☒☒

Article 14 Use of Credit Information of the Guarantor

Article 15 Collection of Payables

Article 16 Supplementary Provisions

Article 17 Anti-Commercial Bribery

Article 18 Others☒☒

Guarantor:	Legend Holdings Limited (hereinafter referred to as “Party A”)
Legal Address:	10/F, Tower A, South Wing, Raycom Info Tech Park, No. 2 Kexueyuan South Road, Haidian District, Beijing
Legal Representative:	Chanzhi Liu
Contact:	-
Tel:	010-62509999
Fax:	010-62561056

Creditor:	Bank of Hankou Ltd.Co., Operation Department (hereinafter referred to as “Party B”)
Legal Address:	133 Jiansheda Road, Wuhan
Legal Representative:	Guoqing Dong
Contact:
Tel:
Fax:

WHEREAS, Beijing China Auto Rental Co., Ltd. (hereinafter referred to as “the Debtor”) and the Creditor have entered into the Fixed Assets Loan Contract, No. BF0000110008 (hereinafter referred to as the “Master Contract”). In order to ensure the performance of the Master Contract and upon the request of the Debtor, the Guarantor voluntarily agrees to provide its guaranty for the Creditor’s right under the Master Contract.

On the basis of equality, voluntariness, fairness and good faith, and in accordance with relevant PRC laws, regulations and rules, both Parties hereby agree on the following provisions through consultations:

Article 1 Guaranty☒☒

1.1 Type, Amount, and Term of Principal Obligatory Right to be Secured

The principal obligatory right to be secured hereunder is the obligatory right enjoyed by Party B as follows:

1.1.1 Type of obligatory right: fixed asset loan

1.1.2 Amount of obligatory right: RMB (In words) One Hundred Million Yuan; (In figure) ¥100,000,000.00.

1.1.3 Term of obligatory right: Three (☐ Day(s) ☐ month(s) ☒ year(s)), that is from November 29, 2011 to November 29, 2014.

Actual date of occurrence and term of repayment of the principal obligatory right shall be subject to the content of the corresponding obligatory right certificates.

1.2 Form of Guaranty

Party A shall provide Party B with joint and several liability guaranty. In the event that the obligation under the Master Contract becomes due, or Party A claims that the obligation under the Master Contract is due in advance in accordance with provisions of the Master Contract or laws, and the Debtor fails to timely perform the obligation in full, or is in violation of other relevant provisions under the Master Contract, Party B is entitled to directly require Party A to bear joint and several liability.

1.3 Scope of Guaranty

The scope of guaranty hereof covers the principal obligatory right, its interest, compound interest, penalty interest, liquidated damages, damages and expenses involved in exercising the obligatory right by Party B, as provided in Article 1.1 (including, without limitation, expenses incurred from relevant qualification and credit investigation, examination, insurance, evaluation, registration, appraisal, storage, lodgment, notarization, taxation, etc., and any and all expenses for the Party B’s realization of obligatory right, such as attorney’s fee, litigation fee, arbitration fee, execution fee, preservation fee, travel expense, transference fee, auction fee, etc.).

1.4 Term of Guaranty

The term of guaranty shall be two years, commencing from the expiration of the guaranteed obligation performance period as determined in accordance with relevant provisions of the Master Contract.

Article 2 Amendment of Master Contract and Assignment of Obligatory Right and Transfer of Obligations ☒☒

2.1 Amendment of Master Contract

After the Contract becomes effective, the Master Contract may be amended by Party B and Debtor through agreement (including, without limitation, the amendment of repayment currency, repayment method, loan account, repayment account, fund use plan, value date, agreed repayment date, and, without any extension of the term of performance, the amendment to the actual date of occurrence of the obligatory right and expiring date, etc.) without obtaining Party A’s written consent, and Party A shall still bear guaranty liability for the contract amended. However, the extension of the term of performance or the increase of the principal of the obligation by agreement between Party B and Debtor shall obtain the written consent from Party A. If such consent is not obtained, Party A may merely bear guaranty liability to the extent of the scope of the original guaranty. Where the Master Contract is amended by agreement between Party B and the Debtor without actual performance of such amendment, Party A shall still bear guaranty liability.

2.2 Assignment of Obligatory Right and Transfer of Obligations Thereunder

Where Party B, in accordance with laws, assigns the obligatory right under the Master Contract during the term of guaranty, the guaranty obligatory right shall be assigned simultaneously. Party A shall bear guaranty liability for the assignee to the extent of the scope of the original guaranty. Where Party B allows the Debtor to transfer the obligations under the Master Contract, such transfer of obligations shall be subject to the written consent from Party A. Otherwise, Party A shall no longer bear guaranty liability for obligations transferred without its consent.

Article 3 Severability of Guaranty☒☒

3.1 Severability of Contract

The effectiveness of this Contract shall be independent from that of the Master Contract, and the invalidity of the Master Contract shall not impact the validity of this Contract. Where the Master Contract is decided to be invalid or discharged in accordance with laws, Party A shall still bear a joint and several liability in respect of the civil liability (including, without limitation, return of property, compensation for the loss, etc) which should be borne by the Debtor.

3.2 Sequence of Security Interest

3.2.1 The security interest enjoyed by Party B in accordance with this Contract shall be independent from other security interest which has been created or will be created for the obligatory right under the Master Contract. Party A is entitled to independently decide the realization sequence of each security interest. The realization of other security interest shall not be considered as the precedent condition for Party B claiming security interest against Party A.

3.2.2 Regardless of whether any other security interests (including, without limitation, guaranty, mortgage, pledge, lien, letter of guarantee, standby letter of credit and other security methods) are created for the obligatory right under the Master Contract, and of the creation time, the effectiveness of the aforementioned other security interests, and of whether the other security interests are provided by the Debtor itself, and of whether a third party agrees to bear all or part of obligation under the Master Contract, the security liability hereunder shall not be released or mitigated. Party B may directly require Party A to bear security liability within the scope of security in accordance with the provisions hereof, and Party B shall not make any objection.

3.2.3 If Party A merely bears security liability for part of obligation under the Master Contract, Party B shall agree that notwithstanding the elimination of part of obligation under the Master Contract due to the repayment of the Debtor, the realization of other security liability by Party B or any other reason, Party A shall still bear security liability for the non-eliminated obligation within the scope of security in accordance with the provisions hereof.

3.2.4 If Party A merely bears security liability for part of obligation under the Master Contract, and the obligation under the Master Contract fails to be repaid in full after Party A’s assumption of security liability, Party A undertakes that its exercise (including advanced exercise) of right of subrogation or right of recovery against the Debtor and other guarantors shall not damage Party B’s interest. Party A also agrees that the sequence of obligation not repaid under the Master Contract shall be prior to the realization of Party A’s right of subrogation and right of recovery.

Specifically, prior to the full repayment of Party B’s obligatory right:

(1) Party A agrees not to claim right of subrogation or right of recovery against the Debtor or other guarantor; if in any reason Party A realizes the above rights, the proceeds obtained shall be used first to satisfy the obligatory right outstanding and unpaid to Party B.

(2) If a real security is created for the obligation under the Master Contract, and Party A agrees not to claim for any right to the collateral or to the proceeds obtained from disposal thereof by reason of exercising its right of subrogation or right of recovery, or in any other reasons. The above collateral and proceeds obtained shall be used first to satisfy the obligatory right outstanding and unpaid to Party B.

(3) If the Debtor or other guarantors provide a counter guaranty, the proceeds obtained by Party A from the above counter guaranty shall be used first to satisfy the obligatory right outstanding and unpaid to Party B.

Article 4 Realization and Elimination of Security Interest☒☒

4.1 Realization of Security Interest

Upon occurrence of one of the following events, Party B will be entitled to exercise its security interest in accordance with laws and require Party A to bear joint and several liabilities immediately:

4.1.1 all or part of the terms of performance under the Master Contract becomes expired, and Party B fails to be repaid;

4.1.2 the Debtor is in violation of the provisions of relevant laws or the Master Contract, and Party B claims that all or part of the secured obligation becomes due in advance, in accordance with provisions of laws and/or the Master Contract;

4.1.3 the occurrence of events of Party A (including, without limitation, cease of operation, revocation or cancellation of business licence, closedown by order, revocation of entity, application for or being an object of an application for bankruptcy) results in dissolution or liquidation, and court, liquidation group or other creditors thereby deal with property of Party A pursuant to laws, which prejudices the security interest of Party B;

4.1.4 any other event likely to endanger the realization of the obligatory right under the Master Contract.

4.2 Realization Methods of Security Interest

Upon occurrence of one or more events listed in Article 4.1, the security interest may be realized by the following methods:

(1) Party A and Party B enter into an agreement that all the Debtor’s unpaid obligation under the Master Contract shall be repaid directly by Party A.

(2) Realize the security interest in accordance with procedures provided in laws such as litigation, arbitration, etc.

(3) Party B may directly deduct deposit of the bank account opened by Party A at Party B and/or other business branches of Bank of Hankou, in order to realize Party B’s security interest hereunder.

4.3 Elimination of Security Interest

The security interest shall be automatically eliminated upon the timely and full repayment by the Debtor of all secured obligation provided in Article 1.3 herein.

Article 5 Representations and Warranties of Party A☒☒

5.1 Party A is a legal person or other organization duly incorporated and validly existing under the laws of the PRC with the capacity for civil right and the capacity for civil conduct necessary for the execution and performance of this Contract.

5.2 The execution and performance of this Contract is a true manifestation of intent of Party A. The execution and performance of this Contract shall have no contradiction with the execution and performance of other contracts whatsoever. Full authorization and effective approval originated form the internal or external part of Party A and necessary for the execution of this Contract have been obtained by Party A. Where relevant approval or registration procedure is required by laws and administrative regulations, Party A shall warrant that such procedure has been properly arranged and will remain in force and effect.

5.3 Documents, materials, statements, certificates, etc., which are provided by Party B to Party A and its affiliates in execution and performance of this Contract shall be authentic, accurate, complete and valid, without any material mistake in non-compliance with the fact, and without omission of any material fact.

5.4 At any time during the execution of this Contract by Party A, no such litigations, arbitrations or criminal and administrative penalties occur as materially and adversely impacting the operation and property condition of Party A, nor does any other major events impact the obligations of Party A hereunder.

5.5 Upon execution of this Contract, Party A shall undertake to engage in management activities strictly in compliance with the laws and regulations of the State, and undertakes that it shall operate continuously during the term hereof, and shall timely handle relevant annual examination registration procedures.

5.6 Upon execution of this Contract, Party A shall maintain or raise current operation and management level and various financial indicators, shall ensure the maintenance and increase of the value of current assets, shall not waive any obligatory rights due and shall not dispose of current major property without compensation, or at an unreasonably low price, or in any inappropriate way otherwise.

5.7 Party A shall strictly comply with the provision of relevant PRC laws concerning anti-commercial bribery.  In no event shall Party A solicit, receive, provide and render any interest not provided herein (including, without limitation, direct or indirect discounts, cash, shopping cards, objects in kind, securities, traveling and other non-material interests) from or to Party B, persons in-charge or any other relevant personnel, during the execution and performance of the Contract.

5.8 Party A has entirely read and fully understood the Master Contract entered into by and between Debtor and Party B. And Party A knows the use of the loan and undertakes to supervise the use of financed fund by the Debtor of the Master Contract.

5.9 Party A has been fully aware of the risk of interest rate under the Master Contract. Where Party B adjusts the interest rate level, interest accrual or settlement method in accordance with provisions of the Master Contract or the changes of State policy concerning interest rate, causing the increase of interest payable, penalty interest and compound interest of the Debtor, Party A shall bear joint and several guaranty liability likewise in relation to such increase.

5.10 Party A warrants that there is no such event that it obtains bank funds by borrowing from Party B in the name of the Debtor, for the purpose of fundraising or other reasons.

5.11 In no event shall Party A prejudice the Party B’s realization of guaranty right (including an act or an omission).

Article 6 Rights and Obligations of Party A☒☒

6.1 Party A is entitled to require Party B to treat as confidential the relevant financial materials and trade secretes in respect of production and operation provided by Party A, unless otherwise provided by laws, regulations and rules.

6.2 Party A shall bear guaranty liability in accordance with the provisions of this Contract.

6.3 Upon the request of Party B, Party A shall, periodically or at any time, provide Party B with statements, financial reports and other documentary materials which are authentic and complete and fully reflect its management, operation and financial conditions, and provide all opening banks, accounts and balance of loans, and shall cooperate with Party B in respect of the investigation, inspection and examination conducted by Party B.

6.4 Party A shall accept the investigation and supervision by Party B in respect of its production, operation, and financial activities, and shall bear any expenses incurred by Party B due to Party A’s hindrance to investigation, examination and supervision of Party A.

6.5 After this Contract becomes effective, if Party A transfers all guaranty obligations hereunder to a third party, Party A shall in advance submit to Party B a written warranty that the Debtor agrees to delegate and the new guarantor agrees to continuously bear the obligation security liability under the Master Contract, and shall be subject to a written consent from Party B.

6.6 In the event of the possible occurrence of any event or condition that might impacts the performance of obligation hereunder of Party B, Party A shall immediately give notice to Party B in writing, coordinate with Party B and take protection measures of the continuous assumption of the joint and several liability guaranty for the obligation under the Master Contract as required by Party B:

6.6.1 material financial loss, capital loss or other financial crisis;

6.6.2 events that may impact Party A’s performance of obligations hereunder, including, without limitation, profit distribution, capital spending, sale of assets or repayment in advance, etc.

6.6.3 events that may impact Party A’s performance of obligations hereunder, including, without limitation, application for credit to other accrediting parties, modification of the obligation provisions entered into with other accrediting parties, and etc.

6.6.4 events that may impact Party A’s performance of obligations hereunder, including, without limitation, provision of obligation security for a third party or a mortgage/ pledge of assets to other creditors or accrediting parties;

6.6.5 events that may impact Party A’s performance of obligations hereunder, including, without limitation, Party A’s delay in managing and demanding its obligatory right due, or disposal of the current major assets without compensation, at an unreasonable low price, and in any other inappropriate methods.

6.6.6 changes of management structure or property right form, including, without limitation, merger, division, capital reduction, reorganization, joint venture, cooperation, transfer of property right, shareholding system reform, and etc.

6.6.7 causes or conditions for dissolution or liquidation, including, without limitation, cease of operation, revocation or cancellation of business licence, closedown by order, revocation of entity, application for or being an object of an application for bankruptcy;

6.6.8 any litigations, arbitrations, criminal investigations or administrative penalties that will adversely impact its operation and property condition, or property preservation or other coercive judicial measures taken against its principal assets;

6.6.9 material crisis in respect of the operation or finance of its holding shareholders and other affiliated companies, or major associated transaction between Party A and its shareholders or other affiliated companies, which impact its normal operation;

6.6.10 other material events that may impact its repayment capacity;

6.7 Other rights and obligations as agreed upon herein.

Article 7 Rights and Obligations of Party B☒☒

7.1 Except as otherwise required by laws and regulations or regulatory bodies, Party B shall keep confidential Party A’s trade secrets or the information such as management, operation and finance specified in writing for confidentially by Party A;

7.2 Party B is entitled to request Party A to undertake the liability of guaranty by law and directly deduct the deposits from the bank accounts opened by Party A in Party B and/or other business establishments of the Hankou Bank to settle any payment set out in Article 1.3 of this Contract and fulfill the secured obligatory right under this Contract. Party B is entitled to request Party A to exercise supervision over the creditor’s use of the financed funds, to know Party A’s production, operation and financial activities, and to request Party A to provide information relating to security;

7.3 Party B is entitled to transfer the rights against Party A under law and take the manners as it deems appropriate, including but not limited to fax, mail, personal delivery, announcements in the public media etc., to notify Party A of the transfer matter;

7.4 With regard to any amounts Party A pays to Party B for the performance of obligations under this Contract, Party B is entitled to determine and use the amounts on priority basis for compensating the costs arising out of Party B’s realization of obligatory right;

7.5 Other rights and obligations as agreed under this Contract.

Article 8 Liability for Breach of Contract☒☒

8.1 Events of default

Party A is deemed to have had an event of default if any of the following circumstances occurs:

8.1.1 any materials in relation to this Contract provided by Party A to Party B is proved to be untrue, inaccurate, incomplete, containing effectiveness defects, or deliberately misleading;

8.1.2 Party A’s Representations and Warranties under Article 5 are proved to be untrue, inaccurate, incomplete, containing effectiveness defects, or deliberately misleading;

8.1.3 Party A fails to perform the obligations stipulated in Article 6 of this Contract;

8.1.4 Party A conducts other acts endangering and damaging, or is likely to endanger and damage Party B’s lawful rights and interests.

8.2 Breach Remedy

If any event of default set forth in Article 8.1 occurs, Party B is entitled to take the following measures simultaneously or separately:

8.2.1 request Party A to make correction within the specified period;

8.2.2 charge penalties against Party A based on 50% of the principal obligatory right under the master contract;

8.2.3 directly deduct the deposits from the bank accounts opened by Party A in Party B and/or other business establishments of the Hankou or other bank accounts to pay off all debts of Party A under this Contract;

8.2.4 exercise the remedies for breach under the master contract;

8.2.5 impose interbank sanctions on Party A and report to relevant departments or units. Party B is entitled to make an announcement through the news media for collection;

8.2.6 request Party A to provide a new security;

8.2.7 declare in advance the maturity of the obligations under the master contract;

8.2.8 other remedies permitted by law.

Article 9 Modification and Rescission of the Contract☒☒

9.1 Unless otherwise agreed in this Contract, neither Party shall modify or rescind this Contract without mutual consensus after this Contract comes into effect.

9.2 If either Party needs to change the terms of this Contract after this Contract comes into effect, the Party shall timely notify the other Party in writing and reach a written agreement with the other Party with regard to the matter of changing the terms of the Contract.

9.3 If either Party needs to rescind this Contract after the Contract comes into effect, the Party shall timely notify the other Party in writing and reach a written agreement with the other Party with regard to the matter of rescinding the Contract. After the agreement of rescinding this Contract is reached, Party B is entitled to request Party A to immediately assume liability of guaranty for all outstanding obligations of the debtor.

9.4 This Contract remains valid before the agreement for modifying or rescinding this Contract comes into effect.

Article 10 Costs☒☒

Party A is responsible for the costs arising in connection with this Contract, including but not limited to the costs arising out of qualification and credit investigation, inspection, insurance, evaluation, registration, appraisal, custody, notarization etc., as well as all costs Party B pays for the fulfillment of the obligatory right including attorneys’ fees, legal fees, and travel expenses etc. Party B is entitled to deduct the amount payable directly from the Party A’s bank accounts. In the case that Party A’s bank account balances are insufficient to meet deduction needs, Party A guarantees to repay the amount due in full without any proof from Party B after receipt of a notice from Party B.

Article 11 Notarization☒☒

If either Party hereto requires notarization, the notarization of this Contract shall be carried out in the notarization office prescribed by the State and the costs are borne by Party A. If Party B requires a notarization with effect of enforcement, Party A agrees that Party B may apply for a notarization with effect of enforcement in the notarization office with this Contract. If Party B’s obligatory right and related costs are not settled in full during the performance period agreed in this Contract, Party B may directly present this notarization to Party B’s local people’s court and apply for enforcement. All costs arising therefrom are borne by Party A. Party A unconditionally agrees to the legal enforcement conducted by the local court of Party B and waive all rights of defense.

Article 12 Announcement for Collection

In the case that Party A engages in illegal conducts, refuses to bear liability of security or conducts other breach of the Contract, Party B is entitled to report to relevant departments or units and make an announcement through the news media for collection.

Article 13 Evidential Effectiveness of Party B’s Records☒☒

Unless reliable and definitive evidence to the contrary is provided, Party B’s internal accounting records on the contents such as principal, interest, fees and repayment records, receipts and proof Party B produces or saves and that arise in the process when the debtor handles business procedures such as withdrawal, repayment, payment of interest, and records and proof relating to Party B’s loan collection constitute definitive evidence that effectively proves the debtor-creditor relationship between the debtor and Party B. Party A can not raise any objection only due to Party B’s unilateral production or saving of the above records, receipts and proofs.

Article 14 the Use of Credit Information of the Guarantor

Party A agrees that Party B may query Party A’s credit status through the Underlying Database of the People’s Bank of China for Corporate Credit Information and the corporate credit databases established upon the approval of competent credit rating authorities or relevant units, departments and individuals. The obtained information is limited to the specified purposes in the “Interim Measures for Management of the Underlying Database for Corporate Credit Information” issued by the People’s Bank of China. At the same time, Party A agrees that Party B may provide Party A’s credit information to the Underlying Database of the People’s Bank of China for Corporate Credit Information and the corporate credit databases established upon the approval of competent credit rating authorities.

Article 15 Collection of Payables

With regard to all Party A’s payables under this Contract, Party B is entitled to deduct the corresponding payables in RMB or other currencies from any of the accounts Party A opens in the Hankou banking system without prior notice to Party A. In the case that the deducted amount is in foreign currency, Party B is entitled to convert it into the amount in RMB according to the bank purchase price of the foreign exchange rates announced by the People’s Bank of China at the time of deduction to settle Party A’s payables.

Article 16 Supplementary Provisions

Nil

Article 17 Anti-Commercial Bribery

17.1 Both Parties understand and are willing to strictly comply with the legal provisions of the People’s Republic of China for anti-commercial bribery. Both Parties acknowledge that any form of offering bribes and conducts of accepting bribes will violate the law and will be severely punished by law.

17.2 Party A or Party B shall not ask for, receive, provide and give any benefits not stipulated in the Contract to the other Party or contact person of the other Party or other relevant person, including but not limited to express deduction, implied deduction, cash, gift cards, bank card containing deposits, membership cards with deposits, tokens cards (vouchers), material objects, securities, tourism, on-the-spot study or other non-material benefits etc. If such benefits are part of industry practice or common practice, they shall be expressly specified in this Contract.

17.3 Party B shall strictly prohibit any commercial bribery of Party B’s contact person. Any conducts specified in Article 17.2 by Party B’s contact person are in violation of Party B’s internal system and will be held accountable by Party B in accordance with its internal system.

17.4 Party B warns: Party B objects that Party A or Party A’s contact person conduct any acts specified in Article 17.2 with any third party other than the Parties hereto for the purpose of this Contract. Such acts are in violation of State laws and will be punished by State laws.

17.5 In the case that either Party or its contact person violates the provisions of Article 17.2, Article 17.3, and Article17.4, and thus cause losses to the other Party, they shall be liable for the damages.

17.6 “Other relevant person” mentioned in this Article refers to the person other than the contact person of Party A and Party B and having direct or indirect interested relationships with this Contract, including but not limited to relatives and friends of contact person in this Contract.

18 Other☒☒

18.1 Continuity of Obligations

All Party A’s obligations under this Contract have continuity, are fully binding upon its successors, receivers, assignees and the entities after merger, reorganization and change of name etc., are not affected by any disputes, claims, legal proceedings, any instructions of higher-level units and any contracts entered into by Party A and any natural or legal persons or other organizations, and are not changed as a result of Party A’s bankruptcy, insolvency, loss of business or entity qualification, changes of operational form or the form of property, changes of internal organization forms or charter, or any other essential changes.

18.2 No Waiver of Rights

After this Contract comes into effect, any grace, extension or delay of exercising interests or rights of Party B hereunder that is given by Party B for any breach or delay of Party A shall not damage, affect or limit any and all rights and interests Party B have in accordance with this Contract and relevant laws and regulations, can not be deemed as Party B’s permission or acknowledgement of any breach of this Contract, and can not be deemed as Party B’s waiver of the rights to take action against existing or future breach.

18.3 Independence of the Terms of the Contract

In the case that any terms or parts of any terms of this Contract become invalid for whatever reason in law, such invalid terms or parts do not affect the validity and enforceability of this Contract, other terms of this Contract and the remaining content of such terms. If the abovementioned circumstances occur, Party A shall immediately undertake the liability of guaranty to Party B and/or compensate Party B for all economic losses. Its scopes of liability of guaranty and/or compensation liability are determined in accordance with Article 1.3 of this Contract.

18.4 Notice

Notice and requirements etc. of Party A and Party B relating to this Contract shall be issued in writing. If they are delivered by hand, the recipient’s signing shall be deemed as being served (if the recipient refuses, they are deemed to be served on the rejection day); If delivered by postal mail, the expiration of seven days after delivery shall be deemed as being served; If delivered by fax, the receipt by the fax system of the recipient shall be deemed served. If Party B notifies Party A of matters concerning obligatory right transfer or collection by means of making an announcement in the public media, it shall be deemed as being served as of the date of the announcement. If Party A or Party B changes the contact address, it shall promptly notify the other Party; otherwise it shall bear the losses that may arise therefrom.

18.5 Supplementary Agreement

After this Contract comes into effect, it can only be modified through a written instrument signed by the Party A and Party B. Party A and Party B can reach a supplementary agreement in writing through consultation with respect to any unaccomplished matters or modifications of this Contract. Such written supplementary agreement is attached as an annex to this Contract, and constitutes an integral part of this Contract.

18.6 Governing Law

The execution, interpretation and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China.

18.7 Dispute Resolution

Any disputes arising out of the process of Party A and Party B’s performance of this Contract shall be resolved through consultation by both Parties. In case no settlement can be reached, (II) of the following ways shall be selected for resolution:

(I) submit to the Wuhan Arbitration Commission for arbitration.

(II) file a lawsuit to Party B’s local people’s court.

18.8 Effectiveness of Contract

This Contract comes into effect as of the date when it is stamped by both Parties with official seal/contract seal.

18.9 Contract Text

This Contract is made in three copies which have the same legal effect. Party A, Party B and the debtor each holds one copy.

18.10 Interpretation of Terms

Party B has adopted the reasonable way of adding “☒☒” after the headings of the terms hereof to draw the attention of Party A on the terms exempting or limiting Party B’s liability under this Contract, and has given full explanation on the relevant terms according to Party A’s requirements. Both Parties have no objection to the understanding of the content of all terms of this Contract. The headings of this Contract are for convenience only and do not affect the interpretation of this Contract.

Party A: (Seal)

Legal Representative/Responsible Person or Authorized Representative (Signature/Signature Seal)

[Company’s seal affixed]

/s/ Chaunzhi Liu

November 28, 2011

Party B: (Seal)

Legal Representative/Responsible Person or Authorized Representative (Signature/Signature Seal)

[Company’s seal affixed]

/s/ Guoqing Dong

November 28, 2011